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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                            LEXFORD RESIDENTIAL TRUST
             (Exact Name of Registrant as Specified in Its Charter)

               Maryland                                             N/A
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification No.)

                              The Huntington Center
                        41 South High Street, Suite 2410
                              Columbus, Ohio 43215
               (Address of Principal Executive Offices) (Zip Code)

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
         If this form relates to the registration of                If this form relates to the registration of
         a class of securities pursuant to Section                  a class of securities pursuant to Section
         12(b) of the Exchange Act and is                           12(g) of the Exchange Act and is to
         effective pursuant to General                              become effective pursuant to General
         Instruction A.(c), please check the                        Instruction A.(d), please check the
         following box.                       |X|                   following box.              |_|


Securities Act registration statement file number to which this form relates: 333-44521

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered                       Name of Each Exchange on Which Each
                                                              Class is to be Registered

Common Shares of Beneficial Interest,                         New York Stock Exchange, Inc.
         par value $0.01 per share
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Securities to be registered pursuant to Section 12(g) of the Act:

         Not Applicable.

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Common Shares of Beneficial Interest

         A description of the Registrant's common shares of beneficial interest, par value $0.01 per share, as set forth under the caption "Description of Trust Shares" contained in Amendment No. 1 to Lexford Residential Trust's Registration Statement No. 333-44521 on Form S-4, filed with the Securities and Exchange Commission on January 30, 1998 (the "Form S-4") is hereby incorporated by reference.

ITEM 2. EXHIBITS.

         The following documents are being filed as exhibits to the registration statement:

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      Exhibit Number      Description
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            1             Agreement and Articles of Merger dated January 30,
                          1998, by and between Lexford, Inc. and Lexford Residential Trust (incorporated by reference to Annex A to the Form S-4).

            2 Declaration of Trust of the Registrant, dated January 16, 1998, as amended on February 2, 1998 (incorporated by reference to Annex B to the Rule 424(b)(4) filing made on behalf of the Registrant on February 5, 1998).

            3 Bylaws of the Registrant, adopted January 16, 1998 (incorporated by reference to Annex C to the Form S-4.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               LEXFORD RESIDENTIAL TRUST

Date: 12 March 1998                            By: /s/ Bradley A. Van Auken
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                                                  Name: Bradley A. Van Auken
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                                                  Title: Senior Vice President,
                                                           General Counsel &
                                                           Secretary
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